Exhibit 10.7.5

Amendment to the
Hertz Global Holdings, Inc.
Severance Plan for Senior Executives

Hertz Global Holdings, Inc. currently maintains the Hertz Global Holdings, Inc. Severance Plan for Senior Executives (the “Plan”). Pursuant to the powers of amendment in Section 7.01 of the Plan, effective as of February 2, 2017, Hertz Global Holdings, Inc. hereby amends the Plan in the following manner:

Annex A of the Plan is amended and restated to read as follows:

Annex A

Positions	Severance Factor	Severance Period
Group President RAC International	2.0	24 months
Chief Executive Officer, Senior Executive Vice President, Executive Vice President, Chief Accounting Officer	1.5	18 months